AMENDMENT TO CONVEYANCE AGREEMENT


    THIS AMENDMENT TO CONVEYANCE AGREEMENT ("Amendment") is made as of August 31, 1998, by and among: (i) each of the twenty-one (21) limited partnerships identified on Schedule 1 attached hereto and made a part hereof, each having an office at c/o Mr. Alexander H. McNeil, 850 Providence Highway, Dedham, Massachusetts 02026 (hereinafter each referred to separately as a "McNeil Partnership" and collectively referred to as the "McNeil Partnerships") and (ii) The Grove Corporation ("Grove Corporation"), a Delaware corporation wholly-owned by Grove Operating L.P., a Delaware limited partnership (hereinafter referred to as the "Operating Partnership") , each having an office at 598 Asylum Avenue, Hartford, Connecticut 06105.

                                   WITNESSETH:

    WHEREAS, the parties hereto entered into that certain Agreement, dated as of April 22, 1998, involving the acquisition by Grove Corporation of certain properties (the "Properties") owned by the McNeil Partnerships, which Agreement has previously been amended by several letter agreements (such amended Agreement is hereinafter referred to as the "Conveyance Agreement"); and

    WHEREAS, the parties, concurrent with the execution and delivery of this Amendment, are entering into an Agreement, dated as of August 31, 1998 (the "Settlement Agreement"), with McNeil Management, Inc. and its shareholders ("Hall Kuehn") whereby Hall Kuehn has agreed to assign all of its right, title and beneficial interest in and to certain management agreements involving the Properties to Grove Corporation; and

    WHEREAS, it appears likely that the litigation currently involving Fabens Building Associates (the "Fabens Litigation") will not be settled or otherwise disposed of on terms acceptable to Grove Corporation prior to the Closing; and

    WHEREAS, the parties desire to make certain clarifications to Schedule 4.1 of the Conveyance Agreement with respect to Contingent Value Distribution; and

    WHEREAS, the parties have agreed that certain economic interests of the general partners of certain of the McNeil Partnerships will be acquired directly from such general partners, rather than indirectly through the McNeil Partnerships, as contemplated in the initial Conveyance Agreement; and

    WHEREAS, the parties desire to amend the provisions of the Conveyance Agreement in order to reflect their mutual understandings and agreements concerning the Settlement Agreement, the Fabens Litigation, the direct acquisition of certain of the general partners' interests and certain clarifications to Schedule 4.1 of the Conveyance Agreement;

    NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all of the parties, the parties hereto agree as follows:



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    1. DEFERRED VALUE;  DEFERRED INSTALLMENT NOTE. Any and all references in the
Conveyance Agreement to "Deferred Value" and the "Deferred Installment Note" are hereby deleted, same being null, void and of no further force or effect. Grove Corporation shall have no obligation to pay the Deferred Value or provide the Deferred Installment Note.

    2. SCHEDULE 2. Schedule 2 to the Conveyance Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2 attached hereto and made a part hereof.

    3. SCHEDULE 3.1. Schedule 3.1 to the Conveyance Agreement is hereby deleted in its entirety.

    4. SCHEDULE 4.1. Schedule 4.1 to the Conveyance Agreement is hereby deleted in its entirety and replaced with the revised Schedule 4.1 attached hereto and made a part hereof.

    5. SCHEDULE 4.3. Schedule 4.3 to the Conveyance Agreement is hereby deleted in its entirety and replaced with the revised Schedule 4.3 attached hereto and made a part hereof.

    6. EXHIBIT P. Exhibit P to the Conveyance Agreement is hereby deleted in its entirety.

    7. FABENS LITIGATION. The parties agree and acknowledge that the Fabens Litigation does not appear likely to settle or otherwise be disposed of on terms acceptable to Grove Corporation, and accordingly, pursuant to the provisions of
Section 38 of the Conveyance Agreement, the obligations of the parties under the Conveyance Agreement with respect to Fabens Building Associates and the Property owned by such McNeil Partnership, are hereby terminated.

    8. SECURITY DEPOSITS. The portion of the Deposit allocated to the Properties owned by Fabens Building Associates and Broadway Glen Associates shall be reallocated among the remaining 20 Properties that remain subject to the terms of the Conveyance Agreement. Schedule 2.1 to the Conveyance Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2.1 attached hereto and made a part hereof.

    9. CAPITALIZED TERMS. Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Conveyance Agreement.



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    10. RATIFICATION.  Except as set forth above, the Conveyance  Agreement,  as modified by this Amendment, shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the McNeil Partnerships and Grove Corporation have hereunto set their hands and seals as of the day and year first above written.

    Signed, Sealed, and Delivered in the Presence of:


                                    THE GROVE CORPORATION
/s/ Joseph R. LaBrosse
---------------------------
                                    By: /s/ Damon Navarro
                                       ----------------------------------------
                                       Its:  President

                                    MCNEIL PARTNERSHIPS:
/s/ Mark S. LaConte
---------------------------         By: /s/ Alexander H. McNeil
                                       ----------------------------------------
                                       Alexander H. McNeil, duly authorized,
                                       on behalf of the 21 limited partnerships
                                       identified on Schedule 1 attached hereto


                                       TITLE COMPANY; as escrow agent only
/s/ Mark S. LaConte
---------------------------
                                       By: /s/ Sarah Orlov
                                          -------------------------------------
                                          [Name]:  Sarah Orlov
                                          Title:  Title Attorney